EXHIBIT 99.1

Quanex Building Products Announces Third Quarter 2022 Results and Reaffirms Full Year 2022 Guidance

Robust Revenue Growth of ~16% Year-Over-Year
Margin Expansion Realized in NAF and NACC
Significant Increase in Earnings
Repaid $25 Million in Bank Debt
Balance Sheet & Liquidity Remain Strong

HOUSTON, Sept. 01, 2022 (GLOBE NEWSWIRE) -- Quanex Building Products Corporation (NYSE:NX) (“Quanex” or the “Company”) today announced its results for the three months ended July 31, 2022.

The Company reported the following selected financial results:

	Three Months Ended July 31,		Nine Months Ended July, 31
($ in millions, except per share data)	2022	2021	2022	2021
Net Sales	$324.0	$279.9	$914.0	$780.4
Gross Margin	$72.6	$60.0	$201.0	$175.7
Gross Margin %	22.4%	21.4%	22.0%	22.5%
Net Income	$25.9	$13.6	$63.7	$36.0
Diluted EPS	$0.78	$0.41	$1.91	$1.08

Adjusted Net Income	$26.2	$14.2	$64.0	$37.8
Adjusted Diluted EPS	$0.79	$0.42	$1.92	$1.13
Adjusted EBITDA	$44.2	$32.9	$113.8	$89.5
Adjusted EBITDA Margin %	13.6%	11.8%	12.5%	11.5%

Cash Provided by Operating Activities	$51.7	$18.5	$49.9	$47.4
Free Cash Flow	$46.0	$12.3	$30.4	$31.4

(See Non-GAAP Terminology Definitions and Disclaimers section, Non-GAAP Financial Measure Disclosure table, Selected Segment Data table and Free Cash Flow Reconciliation table for additional information)

George Wilson, President and Chief Executive Officer, stated, “We are proud of the results we posted for the third quarter, especially considering the ongoing inflationary challenges and macro-related uncertainties. Demand for our products held up nicely for most of the third quarter and results reflected the benefit from our pass-through pricing strategy; however, we did start to experience some softness in demand in Europe towards the end of July.

“Free Cash Flow increased significantly during the third quarter of this year compared to the same period last year. The improvement in Free Cash Flow was driven by a meaningful increase in net income. We were able to repay $25 million of bank debt and repurchase $5 million of our common stock during the quarter. Overall, our balance sheet and liquidity remain strong. We will continue to focus on generating cash, maintaining a healthy balance sheet, opportunistically repurchasing our stock and evaluating growth opportunities.” (See Non-GAAP Terminology Definitions and Disclaimers section and the reconciliation of Free Cash Flow to cash provided by operating activities for additional information)

Third Quarter 2022 Results Summary

Quanex reported net sales of $324.0 million during the three months ended July 31, 2022, which represents growth of 15.8% compared to $279.9 million for the same period of 2021. The increase was mostly attributable to higher prices related to the pass through of raw material cost inflation. More specifically, the Company realized net sales growth of 25.0% in its North American Fenestration segment, 17.0% in its North American Cabinet Components segment and 8.7% in its European Fenestration segment, excluding the foreign exchange impact. (See Sales Analysis table for additional information)

The increase in earnings for the three months ended July 31, 2022 was largely due to increased pricing and surcharges related to the pass through of raw material cost inflation and higher volumes in the North American Fenestration segment.

Balance Sheet & Liquidity Update

As of July 31, 2022, Quanex had total debt of $38.0 million and its leverage ratio of Net Debt to LTM Adjusted EBITDA improved to 0.1x.   (See Non-GAAP Terminology Definitions and Disclaimers section for additional information)

The Company’s liquidity increased to $332.0 million as of July 31, 2022, consisting of $50.0 million in cash on hand plus availability under its new Amended and Restated Senior Secured Revolving Credit Facility due 2027, less letters of credit outstanding.

Share Repurchases

Quanex’s Board authorized a $75 million share repurchase program in December of 2021. Repurchases under this program will be made in open market transactions or privately negotiated transactions, subject to market conditions, applicable legal requirements, and other relevant factors. The Company repurchased 216,000 shares of common stock for approximately $5.0 million at an average price of $23.29 per share during the three months ended July 31, 2022. As of July 31, 2022, approximately $68.4 million remained under the existing share repurchase authorization.

Outlook

Mr. Wilson commented, “We are reaffirming guidance for fiscal 2022, which is based on our strong results year-to-date coupled with ongoing conversations with our customers. Overall, demand for our products is still relatively healthy, but in addition to the softness in Europe we are starting to see signs of softness in North America, mainly in our cabinet components business. For the fourth quarter of this year, we now expect ~15% revenue growth in our North American Fenestration segment and low-single digit revenue growth in our North American Cabinet Components segment. Due to continued softness in Europe and the foreign exchange impact, we expect revenue to decline by ~15% in our European Fenestration segment in the fourth quarter. As a reminder, on a consolidated basis, we guided to net sales of $1.18 billion to $1.2 billion, which we expect will generate approximately $150 million to $155 million in Adjusted EBITDA* in fiscal 2022.

Longer-term, the underlying fundamentals remain positive for the residential housing industry in North America and in the markets we serve in Europe. Our balance sheet is strong and we are well-positioned to weather any storm, and we are also prepared to execute on our plan and create further value for shareholders over time.”

*When Quanex provides expectations for Adjusted EBITDA on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measures is generally not available without unreasonable effort. Certain items required for such a reconciliation are outside of the Company’s control and/or cannot be reasonably predicted or estimated, such as the provision for income taxes.

Conference Call and Webcast Information

The Company has also scheduled a conference call for Friday, September 2, 2022 at 11:00 a.m. ET (10:00 a.m. CT) to discuss the release. A link to the live audio webcast will be available on Quanex’s website at http://www.quanex.com in the Investors section under Presentations & Events.

Participants can pre-register for the conference call using the following link: https://register.vevent.com/register/BIe64ac12abde44f549078e7b4a916e837

Registered participants will receive an email containing conference call details for dial-in options. To avoid delays, it is recommended that participants dial into the conference call ten minutes ahead of the scheduled start time. A replay will be available for a limited time on the Company’s website at http://www.quanex.com in the Investors section under Presentations & Events.

About Quanex

Quanex Building Products Corporation is an industry-leading manufacturer of components sold to Original Equipment Manufacturers (OEMs) in the building products industry.  Quanex designs and produces energy-efficient fenestration products in addition to kitchen and bath cabinet components.   For more information contact Scott Zuehlke, Senior Vice President, Chief Financial Officer & Treasurer, at 713-877-5327 or scott.zuehlke@quanex.com.

Non-GAAP Terminology Definitions and Disclaimers

Adjusted Net Income (defined as net income further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of certain fixed assets, restructuring charges, asset impairment charges, other net adjustments related to foreign currency transaction gain/loss and effective tax rates reflecting impacts of adjustments on a with and without basis) and Adjusted EPS are non-GAAP financial measures that Quanex believes provide a consistent basis for comparison between periods and more accurately reflects operational performance, as they are not influenced by certain income or expense items not affecting ongoing operations. EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net) and Adjusted EBITDA (defined as EBITDA further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of certain fixed assets, restructuring charges and asset impairment charges) are non-GAAP financial measures that the Company uses to measure operational performance and assist with financial decision-making.  Net Debt is defined as total debt (outstanding balance on the revolving credit facility plus financial lease obligations) less cash and cash equivalents. The leverage ratio of Net Debt to LTM Adjusted EBITDA is a financial measure that the Company believes is useful to investors and financial analysts in evaluating Quanex’s leverage. In addition, with certain limited adjustments, this leverage ratio is the basis for a key covenant in the Company’s credit agreement. Free Cash Flow is a non-GAAP measure calculated using cash provided by operating activities less capital expenditures. Quanex uses the Free Cash Flow metric to measure operational and cash management performance and assist with financial decision-making.   Free Cash Flow is measured before application of certain contractual commitments (including capital lease obligations), and accordingly is not a true measure of the Company’s residual cash flow available for discretionary expenditures. Quanex believes Free Cash Flow is useful to investors in understanding and evaluating the Company’s financial and cash management performance. Quanex believes that the presented non-GAAP measures provide a consistent basis for comparison between periods and will assist investors in understanding the Company’s financial performance when comparing results to other investment opportunities.  The presented non-GAAP measures may not be the same as those used by other companies. Quanex does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with U.S. GAAP.

Forward Looking Statements

Statements that use the words “estimated,” “expect,” “could,” “should,” “believe,” “will,” “might,” or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, the following: impacts from public health issues (including pandemics, such as the recent COVID-19 pandemic) on the economy and the demand for Quanex’s products, the Company’s future operating results, future financial condition, future uses of cash and other expenditures, expenses and tax rates, expectations relating to Quanex’s industry, and the Company’s future growth, including any guidance discussed in this press release. The statements and guidance set forth in this release are based on current expectations. Actual results or events may differ materially from this release. For a complete discussion of factors that may affect Quanex’s future performance, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2021, and the Company’s Quarterly Reports on Form 10-Q under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”. Any forward-looking statements in this press release are made as of the date hereof, and Quanex undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended July 31,		Nine Months Ended July, 31
	2022	2021	2022	2021

Net sales	$324,037	$279,877	$913,970	$780,381
Cost of sales	251,446	219,866	712,931	604,723
Selling, general and administrative	28,822	27,766	87,774	88,299
Restructuring charges	-	-	-	39
Depreciation and amortization	9,734	10,683	30,554	32,543
Operating income	34,035	21,562	82,711	54,777
Interest expense	(724)	(597)	(1,849)	(1,988)
Other, net	398	188	905	645
Income before income taxes	33,709	21,153	81,767	53,434
Income tax expense	(7,801)	(7,474)	(18,098)	(17,352)
Net income	$25,908	$13,679	$63,669	$36,082

Earnings per common share, basic	$0.79	$0.41	$1.92	$1.09
Earnings per common share, diluted	$0.78	$0.41	$1.91	$1.08

Weighted average common shares outstanding:
Basic	32,999	33,359	33,093	33,194
Diluted	33,173	33,650	33,256	33,518

Cash dividends per share	$0.08	$0.08	$0.24	$0.24

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 31, 2022	October 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$50,030	$40,061
Accounts receivable, net	109,467	108,309
Inventories, net	138,237	92,529
Prepaid and other current assets	8,651	8,148
Total current assets	306,385	249,047
Property, plant and equipment, net	175,404	178,630
Operating lease right-of-use assets	45,722	52,708
Goodwill	141,249	149,205
Intangible assets, net	69,670	82,410
Other assets	5,177	5,323
Total assets	$743,607	$717,323

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$84,527	$86,765
Accrued liabilities	51,453	56,156
Income taxes payable	13,709	6,038
Current maturities of long-term debt	1,070	846
Current operating lease liabilities	7,972	8,196
Total current liabilities	158,731	158,001
Long-term debt	55,458	52,094
Noncurrent operating lease liabilities	38,768	45,367
Deferred pension and postretirement benefits	4,498	4,737
Deferred income taxes	21,086	21,965
Other liabilities	14,929	15,377
Total liabilities	293,470	297,541
Stockholders’ equity:
Common stock	373	373
Additional paid-in-capital	251,359	254,162
Retained earnings	315,471	259,718
Accumulated other comprehensive loss	(41,365)	(21,770)
Treasury stock at cost	(75,701)	(72,701)
Total stockholders’ equity	450,137	419,782
Total liabilities and stockholders' equity	$743,607	$717,323

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In thousands)
(Unaudited)

	Nine Months Ended July, 31
	2022	2021
Operating activities:
Net income	$63,669	$36,082
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	30,554	32,543
Stock-based compensation	1,707	1,470
Deferred income tax	505	5,429
Other, net	2,647	5,485
Changes in assets and liabilities:
Increase in accounts receivable	(5,306)	(8,277)
Increase in inventory	(48,280)	(32,113)
Increase in other current assets	(824)	(2,768)
Increase in accounts payable	2,765	1,600
(Decrease) increase in accrued liabilities	(4,721)	12,521
Increase (decrease) in income taxes payable	7,522	(5,158)
Decrease in deferred pension and postretirement benefits	(239)	(158)
Increase in other long-term liabilities	32	962
Other, net	(177)	(183)
Cash provided by operating activities	49,854	47,435
Investing activities:
Capital expenditures	(19,488)	(16,006)
Proceeds from disposition of capital assets	134	3,138
Cash used for investing activities	(19,354)	(12,868)
Financing activities:
Borrowings under credit facilities	70,500	-
Repayments of credit facility borrowings	(70,500)	(45,000)
Debt issuance costs	(1,210)	-
Repayments of other long-term debt	(1,301)	(502)
Common stock dividends paid	(7,916)	(8,017)
Issuance of common stock	502	16,272
Payroll tax paid to settle shares forfeited upon vesting of stock	(1,412)	(492)
Purchase of treasury stock	(6,600)	(5,741)
Cash used for financing activities	(17,937)	(43,480)
Effect of exchange rate changes on cash and cash equivalents	(2,594)	955
Increase (decrease) in cash and cash equivalents	9,969	(7,958)
Cash and cash equivalents at beginning of period	40,061	51,621
Cash and cash equivalents at end of period	$50,030	$43,663

QUANEX BUILDING PRODUCTS CORPORATION
FREE CASH FLOW AND NET DEBT RECONCILIATION
(In thousands)
(Unaudited)

The following table reconciles the Company's calculation of Free Cash Flow, a non-GAAP measure, to its most directly comparable GAAP measure. The Company defines Free Cash Flow as cash provided by (used for) operating activities less capital expenditures.

	Three Months Ended July 31,		Nine Months Ended July, 31
	2022	2021	2022	2021
Cash provided by operating activities	51,735	18,475	$49,854	$47,435
Capital expenditures	(5,703)	(6,207)	(19,488)	(16,006)
Free Cash Flow	$46,032	$12,268	$30,366	$31,429

The following table reconciles the Company's Net Debt which is defined as total debt principal of the Company plus finance lease obligations minus cash.

	As of July 31,
	2022	2021
Revolving credit facility	$38,000	$58,000
Finance lease obligations	20,105	15,951
Total debt(1)	58,105	73,951
Less: Cash and cash equivalents	50,030	43,663
Net Debt	$8,075	$30,288

(1) Excludes outstanding letters of credit.

QUANEX BUILDING PRODUCTS CORPORATION
NON-GAAP FINANCIAL MEASURE DISCLOSURE
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Three Months Ended			Nine Months Ended			Nine Months Ended
Reconciliation of Adjusted Net Income and Adjusted EPS	July 31, 2022			July 31, 2021			July 31, 2022			July 31, 2021
	Net Income	Diluted EPS		Net Income	Diluted EPS		Net Income	Diluted EPS		Net Income	Diluted EPS
Net income as reported	$25,908	$0.78		$13,679	$0.41		$63,669	$1.91		$36,082	$1.08
Net income reconciling items from below	257	$0.01		512	$0.01		291	$0.01		1,686	$0.05
Adjusted net income and adjusted EPS	$26,165	$0.79		$14,191	$0.42		$63,960	$1.92		$37,768	$1.13

Reconciliation of Adjusted EBITDA	Three Months Ended July 31, 2022			Three Months Ended July 31, 2021			Nine Months Ended July 31, 2022			Nine Months Ended July 31, 2021
	Reconciliation			Reconciliation			Reconciliation			Reconciliation
Net income as reported	$25,908			$13,679			$63,669			$36,082
Income tax expense	7,801			7,474			18,098			17,352
Other, net	(398)			(188)			(905)			(645)
Interest expense	724			597			1,849			1,988
Depreciation and amortization	9,734			10,683			30,554			32,543
EBITDA	43,769			32,245			113,265			87,320
EBITDA reconciling items from below	419			682			550			2,160
Adjusted EBITDA	$44,188			$32,927			$113,815			$89,480

Reconciling Items	Three Months Ended July 31, 2022			Three Months Ended July 31, 2021			Nine Months Ended July 31, 2022			Nine Months Ended July 31, 2021
	Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items
Net sales	$324,037	$ -		$279,877	$ -		$913,970	$ -		$780,381	$ -
Cost of sales	251,446	-		219,866	(307)	(1)	712,931	-		604,723	(307)	(1)
Selling, general and administrative	28,822	(419)	(2)	27,766	(375)	(2)	87,774	(550)	(2)	88,299	(1,814)	(2)
Restructuring charges	-	-		-	-		-	-		39	(39)	(3)
EBITDA	43,769	419		32,245	682		113,265	550		87,320	2,160
Depreciation and amortization	9,734	-		10,683	-		30,554	-		32,543	-
Operating income	34,035	419		21,562	682		82,711	550		54,777	2,160
Interest expense	(724)	-		(597)	-		(1,849)	-		(1,988)	-
Other, net	398	(82)	(4)	188	79	(4)	905	(164)	(4)	645	161	(4)
Income before income taxes	33,709	337		21,153	761		81,767	386		53,434	2,321
Income tax expense	(7,801)	(80)	(5)	(7,474)	(249)	(5)	(18,098)	(95)	(5)	(17,352)	(635)	(5)
Net income	$25,908	$257		$13,679	$512		$63,669	$291		$36,082	$1,686

Diluted earnings per share	$0.78			$0.41			$1.91			$1.08

(1) Loss on damage to a plant caused by flooding.
(2) Transaction and advisory fees, loss on the sale of a plant.
(3) Restructuring charges related to the closure of manufacturing plant facilities.
(4) Foreign currency transaction (gains) losses.
(5) Impact on a with and without basis.

QUANEX BUILDING PRODUCTS CORPORATION
SELECTED SEGMENT DATA
(In thousands)
(Unaudited)

This table provides gross margin, operating (loss) income, EBITDA, and Adjusted EBITDA by reportable segment. Non-operating expense and income tax expense are not allocated to the reportable segments.
	NA Fenestration	EU Fenestration	NA Cabinet Components	Unallocated Corp & Other	Total
Three months ended July 31, 2022
Net sales	$184,744	$67,613	$72,480	$(800)	$324,037
Cost of sales	142,970	47,212	61,543	(279)	251,446
Gross Margin	41,774	20,401	10,937	(521)	72,591
Gross Margin %	22.6%	30.2%	15.1%		22.4%
Selling, general and administrative	14,644	8,256	5,335	587	28,822
Depreciation and amortization	4,044	2,327	3,273	90	9,734
Operating income (loss)	23,086	9,818	2,329	(1,198)	34,035
Depreciation and amortization	4,044	2,327	3,273	90	9,734
EBITDA	27,130	12,145	5,602	(1,108)	43,769
Transaction and advisory fees	-	-	-	419	419
Adjusted EBITDA	$27,130	$12,145	$5,602	$(689)	$44,188
Adjusted EBITDA Margin %	14.7%	18.0%	7.7%		13.6%

Three months ended July 31, 2021
Net sales	$147,818	$71,114	$61,936	$(991)	$279,877
Cost of sales	116,517	49,479	54,334	(464)	219,866
Gross Margin	31,301	21,635	7,602	(527)	60,011
Gross Margin %	21.2%	30.4%	12.3%		21.4%
Selling, general and administrative	13,428	7,525	5,130	1,683	27,766
Depreciation and amortization	4,571	2,646	3,390	76	10,683
Operating income (loss)	13,302	11,464	(918)	(2,286)	21,562
Depreciation and amortization	4,571	2,646	3,390	76	10,683
EBITDA	17,873	14,110	2,472	(2,210)	32,245
Loss on the damage of a plant	-	307	-	-	307
Loss on sale of plant	375	-	-	-	375
Adjusted EBITDA	$18,248	$14,417	$2,472	$(2,210)	$32,927
Adjusted EBITDA Margin %	12.3%	20.3%	4.0%		11.8%

Nine months ended July 31, 2022
Net sales	$509,283	$199,954	$207,711	$(2,978)	$913,970
Cost of sales	396,505	138,147	179,791	(1,512)	712,931
Gross Margin	112,778	61,807	27,920	(1,466)	201,039
Gross Margin %	22.1%	30.9%	13.4%		22.0%
Selling, general and administrative	43,099	24,160	15,823	4,692	87,774
Depreciation and amortization	12,221	7,418	10,653	262	30,554
Operating income (loss)	57,458	30,229	1,444	(6,420)	82,711
Depreciation and amortization	12,221	7,418	10,653	262	30,554
EBITDA	69,679	37,647	12,097	(6,158)	113,265
Transaction and advisory fees	-	-	-	550	550
Adjusted EBITDA	$69,679	$37,647	$12,097	$(5,608)	$113,815
Adjusted EBITDA Margin %	13.7%	18.8%	5.8%		12.5%

Nine months ended July 31, 2021
Net sales	$422,077	$181,862	$179,492	$(3,050)	$780,381
Cost of sales	328,278	122,631	155,370	(1,556)	604,723
Gross Margin	93,799	59,231	24,122	(1,494)	175,658
Gross Margin %	22.2%	32.6%	13.4%		22.5%
Selling, general and administrative	38,944	21,559	15,372	12,424	88,299
Restructuring charges	39	-	-	-	39
Depreciation and amortization	14,528	7,771	9,965	279	32,543
Operating income (loss)	40,288	29,901	(1,215)	(14,197)	54,777
Depreciation and amortization	14,528	7,771	9,965	279	32,543
EBITDA	54,816	37,672	8,750	(13,918)	87,320
Loss on the damage of a plant	-	307	-	-	307
Loss on sale of plant	375	-	-	1,439	1,814
Restructuring charges	39	-	-	-	39
Adjusted EBITDA	$55,230	$37,979	$8,750	$(12,479)	$89,480
Adjusted EBITDA Margin %	13.1%	20.9%	4.9%		11.5%

QUANEX BUILDING PRODUCTS CORPORATION
SALES ANALYSIS
(In thousands)
(Unaudited)

	Three Months Ended July 31,		Nine Months Ended July, 31
	2022	2021	2022	2021

NA Fenestration:
United States - fenestration	$162,215	$129,291	$447,425	$369,809
International - fenestration	10,722	9,581	30,952	25,756
United States - non-fenestration	8,324	5,853	22,117	17,543
International - non-fenestration	3,483	3,093	8,789	8,969
	$184,744	$147,818	$509,283	$422,077
EU Fenestration:(1)
International - fenestration	$49,041	$54,883	$148,525	$147,072
International - non-fenestration	18,572	16,231	51,429	34,790
	$67,613	$71,114	$199,954	$181,862
NA Cabinet Components:
United States - fenestration	$4,857	$3,240	$13,288	$9,711
United States - non-fenestration	66,758	57,418	191,908	168,308
International - non-fenestration	865	1,278	2,515	1,473
	$72,480	$61,936	$207,711	$179,492
Unallocated Corporate & Other:
Eliminations	$(800)	$(991)	$(2,978)	$(3,050)
	$(800)	$(991)	$(2,978)	$(3,050)

Net Sales	$324,037	$279,877	$913,970	$780,381

(1) Reflects reduction of $8.9 million and $11.7 million in revenue associated with foreign currency exchange rate impacts for the three and nine months ended July 31, 2022, respectively.